FORM 8-K
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 7, 2004

INTERNATIONAL SPEEDWAY CORPORATION

(Exact name of registrant as specified in its charter)
FLORIDA	O-2384	59-0709342
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1801 WEST INTERNATIONAL SPEEDWAY BOULEVARD, DAYTONA BEACH, FLORIDA	32114
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:   (386) 254-2700

No Change
(Former name or address, if changed since last report)

Item 9. Regulation FD Disclosure & Item 12. Disclosure of Results of Operations and Financial Condition.   The Company issued a press release on July 7, 2004 which reported earnings results for the second quarter and six months ended May 31, 2004 and updated guidance for the third quarter and full year. A copy of the release is furnished to the Commission as an exhibit to this report.

Item 7. Financial Statements and Exhibits.

(c)  Exhibits.

	Exhibit Number	Description of Exhibit	Filing Status
1	(99.1)	Press Release Concerning Earnings	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL SPEEDWAY CORPORATION (Registrant)
Date:	07/07/2004	/s/ Glenn R. Padgett_
Glenn R. Padgett, Vice President, Chief Counsel - Operations & Chief Compliance Officer